Exhibit 23


            Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in the UAL Corporation Form 10-K for the year ended December 31, 1995, into the Company's previously filed Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 2-67368) and Post-Effective Amendment No. 2 to Form S-8 Registration Statement (File No. 33-37613) for the Employees' Stock Purchase Plan of UAL Corporation; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-38613) for the United Air Lines, Inc. Management and Salaried Employees' 401(k) Retirement Savings Plan; Form S-8 Registration Statement (File No. 33-57331) and Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44552) for the United Air Lines, Inc. Ground Employees' 401(k) Retirement Savings Plan; Form S-8 Registration Statement (File
No. 33-62749) and Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44553) for the United Air
Lines, Inc. Flight Attendant Employees' 401(k) Retirement Savings Plan; Post-Effective Amendment No. 2 to Form S-8 Registration Statement (File No. 33-41968), Form S-8 Registration Statement
(File No. 33-10206) and Form S-8 (File No. 33-61007), for the
UAL Corporation 1981 Incentive Stock Plan; Form S-8 Registration Statement (File No. 33-58385) for Stock in Lieu of Cash Bonuses for Certain Executive Officers; Form S-8 Registration Statement and Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-60675) for Directors Fees Taken in Stock Under UAL Corporation 1995 Directors Plan; Form S-3 Registration Statement (File No. 33-57192), as amended; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-59950) for the United Air Lines, Inc. Pilots' Directed Account Retirement Income Plan; Form S-4 Registration Statement (File No. 33-57579), as amended; and Form S-8 Registration Statement (File No. 333-01437) for Stock in Lieu of Cash Bonuses for Certain Officers.


                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP


Chicago, Illinois
March 8, 1996